POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors whose signature appears below constitutes and appoints Thomas A. Broughton III and William M. Foshee, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with any state securities commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Dated as of the 17th day of January, 2014.

Signature	Title

Chief Executive Officer,
/s/ Thomas A. Broughton III	President and Director
Thomas A. Broughton III	(Principal Executive Officer)

/s/ William M. Foshee	Vice President, Secretary, Chief
William M. Foshee	Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

/s/ Stanley M. Brock	Chairman of the Board and Director
Stanley M. Brock

/s/ J. Richard Cashio	Director
J. Richard Cashio

/s/ James J. Filler	Director
James J. Filler

/s/ Michael D. Fuller	Director
Michael D. Fuller

/s/ Hatton C.V. Smith	Director
Hatton C.V. Smith